Exhibit 10.36

                     INTELLECTUAL PROPERTY PURCHASE AGREEMENT

     This INTELLECTUAL PROPERTY PURCHASE AGREEMENT (the "Agreement"), dated December 13, 2006, is by and between AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation (the "Buyer") and RAY NIELSEN, an individual (the "Seller") (individually, a "Party"; collectively, the "Parties").

                    RECITALS

     WHEREAS, Seller is the sole owner of certain Intellectual Property (as defined herein);

     WHEREAS, Buyer wishes to acquire the Intellectual Property, and all rights, title and interest thereto, owned by the Seller;

     WHEREAS, Seller is willing, upon payment of the Purchase Price (as defined herein) and subject to the terms and conditions herein set forth, to sell the Intellectual Property to Buyer;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Parties hereto agree as follows:

                                    ARTICLE 1
                         AGREEMENT TO PURCHASE AND SELL

     1.1 Acquisition of Intellectual Property. Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, any and all intellectual property of Seller, including all formulas developed by Seller over the past 30 years, including but not limited to the formulas listed on Exhibit A, and all formulas and intellectual property used in the business of Smart World Organics, Inc., including all graphics and logos; all domain names and URL's; any proprietary software and its source code; all existing content and HTML files; all branding and trademarks; all trade names; all services marks; all copywritten material; all patents; and all products and proceeds of the foregoing, in any form whatsoever and wheresoever located (collectively the "Intellectual Property"), in exchange for a Convertible Debenture in the amount of $1,500,000 and bearing an interest rate of 8% per annum (the "Convertible Debenture").

     1.2 Time and Place. The closing of the transactions contemplated by this Agreement shall take place at the offices of Buyer, located at 12224 Montague Street, Pacoima, California 91331, immediately upon the full execution of this Agreement, the satisfaction of all conditions, and the delivery of all required documents, or at such other time and place as the Parties mutually agree upon (which time and place are hereinafter referred to as the "Closing").
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     1.3 Transfer of Intellectual Property. At the Closing, the Seller shall deliver and transfer to the Buyer all of the Seller's rights, title and interests in the Intellectual Property. Seller shall take all actions reasonably necessary to vest all such rights in Buyer and to assist in enforcing such rights, including executing all documents necessary for the recordation of ownership.

     1.4 Payment for Intellectual Property. In consideration for the Intellectual Property, the Buyer shall contemporaneously execute the Convertible Debenture in favor of the Seller (the "Purchase Price").

                                    ARTICLE 2
                     SELLER'S REPRESENTATIONS AND WARRANTIES

     2.1 Representations and Warranties of the Seller. The Seller represents and warrant to the Buyer, as of the date hereof and as of the Closing, that:

         2.1.1 He is the sole owner of all rights, title and interests in the Intellectual Property, and that such rights are subsisting and are not invalid or unenforceable in whole or in part, and are free and clear of all encumbrances or licenses for use;

         2.1.2 None of the Intellectual Property is the subject of any pending adverse claim, or the subject of any threatened claim of infringement;

         2.1.3 He has not received any notice contesting his right to use, or asserting infringement with respect to, any of the Intellectual Property;

         2.1.4 The use of the Intellectual Property does not infringe upon any intellectual property rights of another Person;

         2.1.5 He has not granted any license with respect to any of the Intellectual Property; and

         2.1.6 He has full power and authority to grant all of the rights, title and interests herein contained in this Agreement.

     2.2 Disclosure. No representation or warranty made by the Seller in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by the Seller or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material

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fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished, to the best of Sellers' knowledge and belief.

     2.3 Reliance. The foregoing representations and warranties are made by the Seller with the knowledge and expectation that the Buyer is placing reliance thereon.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

     3.1 Conditions to Seller's Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

     (a) Acquisition Agreement. The Acquisition Agreement, dated June 20, 2006, whereby Smart World Organics, Inc. became a wholly owned subsidiary of the Buyer (the "Acquisition Agreement"), shall have closed prior to Closing.

     (b) Purchase Price. The Purchase Price shall have been delivered as required by Section 1.4.

     3.2 Conditions to Buyer's Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

     (a) Representations and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect (as defined below) on the Parties or on the benefits of the transactions provided for in this Agreement. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

     (b) Acquisition Agreement. The Acquisition Agreement shall have closed prior to Closing.

                                    ARTICLE 4
                                 INDEMNIFICATION

     4.1 Seller's Indemnity Obligations.

     (a) Upon receipt of notice thereof, Seller shall indemnify, defend, and hold harmless Buyer from any and all claims, demands, liabilities, damages,

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deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Buyer shall incur or suffer, that arise, result from or relate to any breach of, or failure by Seller to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement.

     (b) Buyer shall notify promptly Seller of the existence of any claim, demand, or other matter to which Seller's indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Seller shall at all times also have the right to fully participate in the defense. If Seller, within a reasonable time after this notice, fails to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Seller, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Seller.

     4.2 Buyer's Indemnity Obligations.

     (a) Upon receipt of notice thereof, Buyer shall indemnify, defend, and hold harmless Seller from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that Seller shall incur or suffer, that arise, result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement.

     (b) Seller shall notify promptly Buyer of the existence of any claim, demand or other matter to which Buyer's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that Seller shall at all times also have the right to fully participate in the defense. If Buyer, within a reasonable time after this notice, fails to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Buyer, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Buyer.

                                    ARTICLE 5
                          DEFAULT, AMENDMENT AND WAIVER

     5.1 Default. Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting Party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

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     5.2 Waiver and Amendment. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.1 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

     6.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

          To Buyer:              American Soil Technologies, Inc.
                                 Attn: Carl Ranno, President
                                 12224 Montague Street
                                 Pacoima, CA 91331
                                 Fax: (818) 899-4670

          To Seller:             Ray Nielsen

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          With a copy to:        Oswald & Yap
                                 Attn: Lynne Bolduc, Esq.
                                 16148 Sand Canyon Avenue
                                 Irvine, CA 92618
                                 Fax: (949) 788-8980

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

     6.3 Entire Agreement. This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

     6.4 Survival of Representations. All statements of fact (including financial statements) contained in the Schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

     6.5 Incorporation by Reference. The recitals, schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

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     6.6 Remedies Cumulative. No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     6.7 Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     6.8 Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

     6.9 Attorneys' Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

     6.10 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

     6.11 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

     6.12 Conflict Waiver. Seller hereby acknowledges that Oswald & Yap ("the Firm") represents the Buyer with various legal matters and does not represent the Seller in connection with this Agreement or the contemplated transaction nor in any other respect. Seller further acknowledges that the Firm has drafted this Agreement. Seller has been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement. Seller hereby waives any action it may have against the Firm regarding such conflict of interest.

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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.


BUYER:

AMERICAN SOIL TECHNOLOGIES, INC.,
a Nevada corporation


/s/ Carl P. Ranno
----------------------------
By:  Carl P. Ranno
Its: President

SELLER:


/s/ Ray Nielsen
----------------------------
By: Ray Nielsen

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                                    EXHIBIT A

FORMULAS

1. The following NPK's are produced under a registered trademark "PROSPER." Liquid nutrient complex. They are mainly built with food grade materials, hot mix over 200(0)at processing. Heat is from a reaction that homogenizes and pasteurizes. Also during the cool down periods various organic and other values added are introduced to make the product on frequency with the plant biologically active and totally accepted and utilized by the plant soil or foliar fed. These products are unique I know of no one that produces them. Most all companies use salt-based cold agitated mixes poorly utilized by the plant and stressful to the soil and plants requiring more water and not nature friendly. The NPK numbers are as follows 0-0-20, 0-20-0, 6-14-6, 10-8-8, 16-4-8, 20-4-4, 20-3-5, 6-40-6, 0-10-10, 10-10-15,
     9-18-9, and 8-0-8. I have now started various other formulations in production using Chilean Nitrate, potassium sulphate, and other organic ingredients for the phosphorus. Again with other values added. These are unique and without competition to my knowledge.
2. PROSPER BLOSSOM AND FRUIT - unique highly functional increasing blossom and fruit set.
3. PROSPER DARK GREEN- liquid proprietary chelation organic and conventional formulations.
4. PROSPER EJECT- conventional and organic versions of irrigation line cleaner. Does not deteriorate plastic lines as competition uses acids and other materials that degrade irrigation lines and emitters and dehydrate root systems.
5. PROSPER EMBARK-rejuvenates stresses and declining of fruit trees via opening up vascular system clogged with salt fertilizers and poorly chelated micronutrients and heavy metals.
6. PROSPER ENCOURGAE- reduces water dynes from 70's to 30's for more penetration and effectiveness of foliage applied nutrients greatly increasing intake and performance.
7. PROSPER EXPAND- increases cell count, growth, and production of all plants by use of natural occurring hormones and nutrition.
8.   PROSER FISH EMULSION- with added biologicals, enzymes, and organic carbons.
9.   PEOSPER HOLD- prevents premature fruit drop before maturity.
10. PROSPER INFILTRATOR- controls insects, snails, and hard cuticle protected insects also soil born and traveled insects.
11. PROSPER INTENSIFY- increases all livestock's immune system for shipping and other stress related issues.
12. PROSPER LIQUA CAL- various versions of calcium including coral with 74 minerals. Contains chelation and special catalysts.
13. PROSPER LIQUA HUME- mined humic acid we process into various percentages adding biologicals. The humates are of high molecular structure and minerals.
14. PROSPER LIQUA SUL- special sulphur to increase the availability of nutrients and the conductivity of the soil.

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15.  PROSPER MAGNESIUM- with added catalyst and special delivery system.
16. PROSPER PERFECT- organic insecticide via use of certain fatty acids and emulsifiers.
17. PROSPER PLEX MICRONUTRIENTS- several versions and percentages containing organic carbons proprietary chelation delivery system. Balanced pH containing lignasulphnate, boron, sulphur, molybdate, magnesium, manganese, zinc, glucoheptonate, thiamine, ketoglutaric, glycine to name a few. Again several versions to restore missing elements not found in soil today, which gives reduced minerals in human and animal food. Prosper Plex immediately replaces these major, minor elements for healthy plants and soil for healthy people and animals. Again several versions and produced specifically for growing areas that are depleted due to indiscriminate use of chemicals and soil depletion.
18. PROSPER PROLONG- controls virus and certain fungus plagued by growers around the world.
19. PROSPER SEA GROW- mined from the sea seaweed vegetable producing with values added percentages as desired, several versions.
20. PROSPER SOIL CONDITIONER- loosens heavy, clay, and gumbo soil increasing the porosity, air and water movement greatly reducing standing water. Allows for earlier planting, easier tillage, increases soil micro floral 2 to 3 times daily for 30 days.
21. PROSPER SUPERIER HUME- same as LIQUA HUME with additional chelation, minerals, micronutrients, biologicals, etc.
22. PROSPER TKO- insecticide made from plants extracts through fermentation. Organic nature friendly.
23. PROSPER PLANT SHIELD- greatly reduces evaporation transpiration on leaves. Prevents flying fungus spores from entering. May use for a root dip for transporting and for plant resetting.
24.  PROSPER COMTRIFIC- biologicals for compost starter and expeditor.
25. GARDEN THUNDER- a special organic fertilizer for beautiful productive gardens. Also sold under the name MAJIC GROW.
26. NATURAL INSECTICIDAL OILS- at least 10 versions made from plants extracts (essential oils) controls insects, fungus, some inspire production. Produced through compounding, emulsifying, and stabilized.
27. PROSPER PHITE- controls plant root-destroying fungus that destroys grower's crops and profits.
28.  GARLIC EXTRACTS with values added including grape fruit seed extracts.
29.  MYCORRYHAZZAE FUNGI- increases root growth and nutrient uptake.
30. PROSPER NEMA- selected in house produced fungi and imperfecti. Encapsulates nematodes that destroy plant root systems. A large costly worldwide problem to all growers.
31. PROSPER BRIGHT FRUIT- increases color-making fruit more cosmetically attractive for resale.
32.  HYBRIX- increases sugar content, sweetness, shelf life, and taste.
33. PROSPER INTRIGUE- decreases time to make silage from corn, hay, or other crops and at a lower temperature thus increasing protein and nutrients for livestock.

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34.  PROSPER NITRO-ACTIVE- proprietary biologicals (nitrogen fixing) bacteria to help plant make its own nitrogen.
35. PROSPER THRIVE- a multi-crop seed inoculant and protectant containing soil bacteria, organic carbons, vitamins, hormones, and enzymes.
36. SMART CedarAct- extracts of cedarwood trees. The properly emulsified oils protect against fungus and insects.
37. Global EarthTek- see attached 20-point confidential research from USDA and universities.
38. SMART CORAL CALCIUM- ground compounded into liquid. Highly effective on all crops with numerous minerals.
39. SMART TEA QUALITY GROW, TURF TEA MAGIC, and SMART HYDROPONICS ORGANICGRO-are all closely related ingredient products made through fermentation. They are all inclusive containing all minerals, NPK's, pH balanced, numerous organic carbons mined from land and sea for use for increase crop quality yield, shelf life, and profits.

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